Exhibit 99.1

Ener-Core Appoints James Reiman to its Board of Directors

IRVINE, Calif. – May 8, 2017 - Ener-Core, Inc. (OTCQB: ENCR), a developer and licensor of innovative gas conversion technologies for global commercial and industrial facilities, has appointed James Reiman to its board of directors. In conjunction with this appointment, Jeffrey Horn has transitioned from director to a member of Ener-Core’s senior advisory board.

Mr. Reiman brings more than 30 years of management, financial and legal experience with international and domestic public and private companies. He was the founder, CEO and Managing Member of Aerofficient LLC, which designed and manufactured aerodynamic fairings for heavy-duty truck trailers. During his time at Aerofficient LLC, Mr. Reiman co-developed and co-invented technologies that have been awarded 19 patents. Mr. Reiman also previously served as CEO and Chairman of EBT Digital Communications Retail Group, a large retailer of mobile phones based in Shanghai, China that was listed on the London Stock Exchange’s AIM market. As CEO and then Chairman of EBT, Mr. Reiman successfully implemented a turnaround strategy and managed EBT’s growth from 33 to over 225 stores in five years and into one of China’s largest and most respected retailers of mobile phones. Prior to EBT, Mr. Reiman practiced law as a commercial transactions attorney with U.S. law firms.

Mr. Reiman currently serves as a lecturer and negotiation coach at elite business schools in the U.S. and abroad, and serves as a mediator and arbitrator of domestic and international commercial disputes. He is a negotiation coach for the Oxford Programme on Negotiation (OPN) at the University of Oxford, Saïd Business School, and lectures at other universities on topics related to negotiation, corporate governance, international arbitration, conducting business in China, strategic decision making and risk management. He is a graduate of Columbia University (BA) and the Northwestern University School of Law (JD), and holds a certificate from the Advanced Executive Program at the Kellogg School of Management at Northwestern University. He is also a Board Leadership Fellow of the National Association of Corporate Directors.

Mike Hammons, Chairman of the Board of Ener-Core, commented, “We welcome Jim to our board and are excited by his energy, wealth of knowledge and fresh ideas as we continue to execute on the commercial ramp-up of our business. His experience and expertise driving disruptive and high growth technology companies will be a significant asset to the entire board and management team at Ener-Core.”

“The Ener-Core team has done a stellar job scaling up the technology to utility-size, installing the first commercial systems and negotiating their first global license agreement,” said Jim Reiman. “Now that validation from a Fortune Global 100 licensing partner has been established and commercial momentum is underway, I believe Ener-Core is poised for revenue growth. I relish the opportunity to join a company with both an immense value proposition and a truly ‘green’ technology, and look forward to leveraging the Company’s success by engaging with additional potential licensing partners across the globe in diversified industries. I look forward to assisting the Ener-Core team in navigating the next phase of their commercialization growth cycle.”

About Ener-Core

Irvine, California-based Ener-Core, Inc. (OTCQB: ENCR) owns and licenses its proprietary Power Oxidation technology, which has been commercially deployed and generates base load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer is designed to turn one of the most potent pollution sources into a profitable, “always on” source of clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations. Ener-Core offers the 250 kW Ener-Core EC250 and the larger, 2 MW Ener-Core Powerstation KG2-3GEF/PO. For more information, please visit www.ener-core.com.

Cautionary Statement Regarding Forward Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website, including this press release, contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed” and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein or required by law, Ener-Core assumes no obligation to update forward-looking statements.

Media and Investor Relations:
MZ Group
Chris Tyson
Managing Director - MZ North America
Direct: 949-491-8235
ENCR@mzgroup.us
www.mzgroup.us